UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 23, 2005

Date of Report (Date of earliest event reported)

Harrah’s Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Harrah’s Court
Las Vegas, Nevada 89119
(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On June 23, 2005, Harrah’s Entertainment, Inc. amended its Rights Agreement, dated October 5, 1996, between Harrah’s and The Bank of New York (the “Rights Agreement”), replacing Exhibit A to the Rights Agreement with an amended and restated form of Certificate of Designations of Series A Special Stock of Harrah’s Entertainment, Inc. (the “Amendment”).  The amendment to the Certificate of Designations increased the number of shares constituting Harrah’s Series A Special Stock from 2,000,000 to 4,000,000 shares.  The Amendment was executed in connection with the increase by Harrah’s of the number of authorized shares of its common stock from 360,000,000 to 720,000,000.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)        Amendment to Articles of Incorporation

In connection with the execution of the Amendment described above under Item 1.01, on June 23, 2005, Harrah’s amended its Certificate of Incorporation by filing a Certificate of Amendment of the Certificate of Designations of Series A Special Stock with the Delaware Secretary of State, in the form filed with this Current Report as Exhibit 3.1.  The amendment to the Certificate of Designations increased the number of shares constituting Harrah’s Series A Special Stock from 2,000,000 to 4,000,000 shares.

Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibits

	3.1	Certificate of Amendment of the Certificate of Designations of Series A Special Stock of Harrah’s Entertainment, Inc. dated June 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date:	June 28, 2005	By:	/s/ Charles L. Atwood
Charles L. Atwood
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description

3.1	Certificate of Amendment of the Certificate of Designations of Series A Special Stock of Harrah’s Entertainment, Inc. dated June 23, 2005.